Form 8-K
SYNALLOY CORP - SYNL
Filed: June 28, 2013 (period: June 27, 2013)

Table of Contents
FORM 8-K
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01.Financial Statements and Exhibits
SIGNATURES
EXHBIT INDEX. EX-10.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 27, 2013

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	775 Spartan Blvd, Ste 102, P.O. Box 5627, Spartanburg, SC 29304	29304
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

INAPPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS
(e)
Mr. Bram's Revised Employment Agreement
On June 21, 2013, the Board of Directors of Synalloy Corporation (the “Company”) approved a revised Employment Agreement (the “Agreement”) with Mr. Craig C. Bram, President and CEO, which was executed on June 27, 2013. The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1, and incorporated herein by reference. Effective June 1, 2013, in the event of Termination without Cause: Failure to Renew Agreement, the Agreement provides for 1.5 times Base Salary; one times Cash Incentive; two years of health care reimbursement; immediate vesting of Stock Options and Restricted Stock, if permissible under the Plans, and if not, then the Company will true-up Mr. Bram for all unexercised and unvested Stock Options and Restricted Stock. In the event of a Change in Control, wherein within one year after the occurrence of such event Mr. Bram is not retained in substantially the same or better role and at substantially the same or better compensation level as prior to the Change in Control, the Agreement provides for two times Base Salary; two times Cash Incentive; two years of health care reimbursement; immediate vesting of all Stock Options and Restricted Stock, if permissible under the Plans, and if not, then the Company will true-up Mr. Bram for all unexercised and unvested Stock Options and Restricted Stock. The remaining terms of this Agreement remain unchanged from his previous employment contract.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
	(d)	Exhibits
		Exhibit No.	Description
		10.1	Craig C. Bram's Employment Agreement dated June 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer
Dated: June 28, 2013

Exhibit Number	Name
10.1	Craig C. Bram's Employment Agreement dated June 1, 2013